SEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

SEVENTH AMENDMENT, dated as of September 15, 2004 (the "Amendment"), to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001, the Second Amendment dated as of May 24, 2001, the Third Amendment dated as of November 18, 2002, the Fourth Amendment dated as of March 3, 2003, the Fifth Amendment dated as of December 31, 2003 and the Sixth Amendment dated as of June 29, 2004 (the "Loan Agreement"), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the "Parent"), THERMACLIME, INC., an Oklahoma corporation formerly known as ClimaChem, Inc. ("ThermaClime"), and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime, each a "Borrower", and collectively, the "Borrowers"), (ii) the lenders identified on the signature pages thereof (each a "Lender" and collectively the "Lenders") and (iii) WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the "Agent").

WHEREAS, ThermaClime and certain other Borrowers desire to enter into a loan agreement with ORIX Capital Markets, LLC, a Delaware limited liability company ("ORIX"), and certain lenders named therein (collectively, the "ORIX Lenders") pursuant to which the ORIX Lenders will make a term loan to such Borrowers and certain Guarantors in the principal amount of $50,000,000 the proceeds of which will be used by such Borrowers to, among other things, (i) refinance and repay the Guggenheim Notes, (ii) repurchase up to $5,000,000 of the ThermaClime Notes, and (iii) repay a portion of the outstanding Obligations in an amount of at least $5,000,000, and has requested the Agent and the Lenders to amend certain of the terms and conditions in the Loan Agreement in order to permit the matters set forth above;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.  Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2.  Definitions in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

    The definition of the term "Cherokee" is hereby amended in its entirety to read as follows:

    "'Cherokee' means Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation formerly known as Cherokee Nitrogen Company."

    The definition of the terms "Guggenheim", "Guggenheim Intercreditor Agreement", "Guggenheim Notes" and "Guggenheim Securities Purchase Agreement" are each hereby deleted in their entirety.

    A definition of the term "ORIX" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'ORIX' means, collectively, ORIX Capital Markets, LLC, a Delaware limited liability company, and each of the lenders party to the ORIX Loan Agreement, and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the ORIX Loans at any time and from time to time)."

    A definition of the term "ORIX Intercreditor Agreement" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'ORIX Intercreditor Agreement' means that certain Intercreditor Agreement dated as of September 15, 2004 by and between Agent and ORIX, as the same may be amended, supplemented or otherwise modified from to time."

    A definition of the term "ORIX Loans" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'ORIX Loans' means those certain term loans made by ORIX to ThermaClime and each of the borrowers listed in the ORIX Loan Agreement pursuant to the terms of the ORIX Loan Agreement in an aggregate principal amount of up to $50,000,000 (plus any paid-in-kind interest added to the principal balance thereof)."

    A definition of the term "ORIX Loan Agreement " is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'ORIX Loan Agreement' means that certain Loan Agreement dated as of September 15, 2004, by and among ThermaClime and each of the borrowers listed therein, each of the lenders listed therein, and ORIX, as agent for such lenders."

    Clause (m) of the definition of the term "Permitted Liens" is hereby amended in its entirety to read as follows:

    "(m) Liens held by ORIX on the Seventh Amendment Effective Date securing the repayment of the ORIX Loans and all other obligations under the ORIX Loan Agreement, provided that the priority of, and the rights attendant to, such Liens are subject to the terms of the ORIX Intercreditor Agreement."

    A definition of the term "Seventh Amendment Effective Date" is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Seventh Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of Seventh Amendment to Loan Agreement dated as of September 15, 2004, by and among the Borrowers, the Lenders and the Agent have been fulfilled or waived."

3.  Indebtedness. Section 7.1(k) of the Loan Agreement is hereby amended in its entirety to read as follows:

"(k) Indebtedness outstanding under the ORIX Loan Agreement, provided that (i) the aggregate principal amount of ORIX Loans shall not exceed $50,000,000 (plus any paid-in-kind interest added to the principal balance thereof) at any time, (ii) any prepayments or repayments of the principal amount of such Indebtedness shall reduce the amount of Indebtedness permitted under this Section 7.1(k) on a dollar-for-dollar basis and such prepaid or repaid amounts shall not be reborrowed by any Borrower without the prior written consent of the Lenders, (iii) Borrowers shall not make any payments in respect of such Indebtedness if an Event of Default has occurred and is continuing or would occur as a result of the making of such payment, except to the extent such payments are made solely from the proceeds of any ORIX Priority Collateral (as defined in the ORIX Intercreditor Agreement), and (iv) ORIX and the Agent have entered into the ORIX Intercreditor Agreement."

4.  Disposal of Assets. Section 7.4(e) of the Loan Agreement are hereby amended in their entirety to read as follows:

"(e) notwithstanding anything to the contrary contained herein, any Borrower and any of its respective Subsidiaries and Cherokee may sell, transfer or otherwise dispose of Real Property owned by such Person so long as (i) the Agent consents in writing to such transaction (which consent shall not be unreasonably withheld or delayed), (ii) ORIX consents in writing to such transaction to the extent ORIX has a Lien on the Real Property subject to such sale and (iii) the proceeds from such sale are applied in accordance with Section 2.4(b) or, if the ORIX Intercreditor Agreement is then in effect, in accordance with the terms of the ORIX Intercreditor Agreement."

 Prepayments and Amendments. (a) Section 7.8(a) of the Loan Agreement is hereby amended by inserting "and Section 7.4(e)" immediately after the phrase "and as otherwise permitted in Section 7.8(b)" therein.

(b) Section 7.8(b)(iii) of the Loan Agreement is hereby amended in its entirety to read as follows:

", or (iii) with proceeds from the ORIX Loans permitted under Section 7.1(k)"

(c) Section 7.8(c)(ii) of the Loan Agreement is hereby amended in its entirety to read as follows:

"(ii) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of Indebtedness permitted under Section 7.1(k) or of any instrument or agreement (including, without limitation, the ORIX Loan Agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the principal amount of or the interest rate applicable to such Indebtedness, would change the lien subordination provisions of such Indebtedness, or would otherwise be materially adverse to any Borrower, the Agent or the Lenders in any respect."

5.  Minimum Availability. Section 7.21 of the Loan Agreement is hereby amended in its entirety to read as follows:

"7.21 Minimum Availability. Fail to maintain Excess Availability of at least $1,500,000 immediately after giving effect to all payments (irrespective of whether such payments represent principal, interest or fees) in respect of the ORIX Loans and the ThermaClime Notes that are due and payable by ThermaClime and the other Borrowers at any time."

6.  Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Seventh Amendment Effective Date"):

    Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Seventh Amendment Effective Date shall be correct in all material respects on and as of the Seventh Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Seventh Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

    Delivery of Documents. The Agent shall have received on or before the Seventh Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Seventh Amendment Effective Date:

      counterparts of this Amendment duly executed by the Borrowers, the Agent and the Lenders;

      a fully executed copy of the ORIX Loan Agreement, certified by ThermaClime as true and correct;

      a fully executed copy of the ORIX Intercreditor Agreement;

      a copy of the resolutions of each Borrower, certified as of the Seventh Amendment Effective Date by an authorized officer thereof, authorizing (A) the borrowings contemplated by ORIX Loan Agreement and the transactions contemplated thereby and by this Amendment, and (B) the execution, delivery and performance by each such Person of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto, and the performance of the Loan Agreement, as amended;

      such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers.

    Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received from the Borrowers all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

7.  Consent. The Agent and the Lenders hereby consent to the refinancing and repayment of the Guggenheim Notes by the ORIX Lenders pursuant to the ORIX Loan Agreement.

8.  Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

    Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct in all material respects on and as of the Seventh Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Seventh Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

    Organization, Good Standing, Etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

    Authorization, Etc. The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

9.  Miscellaneous.

    Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Seventh Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

    Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

    Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

    Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

    Waiver of Jury Trial. EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                                                        Borrowers:

                                                                        THERMACLIME, INC. (formerly known as
                                                                        ClimaChem, Inc.), an Oklahoma corporation

                                                                        By: ___________________________
                                                                            Title:

                                                                        CHEROKEE NITROGEN COMPANY,
                                                                        a Oklahoma corporation

                                                                        By: __________________________
                                                                            Title:

                                                                        CLIMATE MASTER, INC.,
                                                                        a Delaware corporation

                                                                        By: _________________________
                                                                            Title:

                         CLIMATECRAFT, INC.,
                         an Oklahoma corporation

                                                                        By: ________________________
                                                                            Title:

                                                                        CLIMACOOL, CORP.,
                                                                        an Oklahoma corporation

                                                                        By: _______________________
                                                                            Title:

                                                                        INTERNATIONAL ENVIRONMENTAL
                                                                        CORPORATION, an Oklahoma corporation

                                                                        By: _________________________
                                                                            Title:

                                                                        ACP INTERNATIONAL, LIMITED,
                                                                         an Oklahoma corporation

                                                                        By: ___________________________
                                                                            Title:

                                                                        KOAX CORP., an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        LSB CHEMICAL CORP.,
                                                                        an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        XPEDIAIR, INC.,
                                                                        an Oklahoma corporation

                                                                        By: ___________________________
                                                                            Title:

                                                                        EL DORADO CHEMICAL COMPANY,
                                                                         an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        CHEMEX I CORP.,
                                                                         an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        TRISON CONSTRUCTION, INC.,
                                                                        an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        CHEMEX II CORP.,
                                                                         an Oklahoma corporation

                                                                        By: _____________________________
                                                                            Title:

                                                                        Agent and Lender:

                                                                        WELLS FARGO FOOTHILL, INC.,
                                                                        a California corporation

                                                                        By: ____________________________
                                                                            Title:

                                                                        Lender:

                                                                        CONGRESS FINANCIAL CORPORATION (SOUTHWEST),
                                                                        a Texas corporation

                                                                        By: ____________________________
                                                                            Title: